Exhibit 7.1
May 13, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re:  China Gateway Corporation (the "Company")

Ladies and Gentlemen:

We have reviewed Item 4.02 of the Company's Current Report on Form 8-K dated May 13, 2009 captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review" and agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the forgoing Current Report on Form 8-K.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, Ca